SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) July 11, 2003

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State of other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Item 5.   Other Events.

On July 11, 2003, Central Vermont Public Service Corporation (the "Company") and the Vermont Department of Public Service (the "Department") reached agreement on a Memorandum of Understanding (the "Memorandum") regarding the Company's rates and allowed return on equity through the end of 2004, in connection with a cost of service ("COS") filing made by the Company on April 15, 2003.

The cost of service filing complied with an Order previously issued by the Vermont Public Service Board (the "Board") in Docket No. 6545 approving the sale of the Vermont Yankee nuclear power plant by Vermont Yankee Nuclear Power Corporation to Entergy Nuclear Vermont Yankee, LLC. In that Order, the Board required a COS filing by the Company to determine if a change in the Company's retail rates is warranted after the Vermont Yankee sale. The Memorandum is subject to approval by the Board, and provides, among other things, the following:

Rate Stability: The Department and the Company agree a change in the Company's rates in 2003 and 2004 is not warranted as a result of the Vermont Yankee sale. The Company agreed not to file for a rate increase for rates effective prior to January 1, 2005, subject to the Company's need for an emergency rate increase under certain circumstances.

Earnings Cap: The Memorandum provides that the Company will reduce its current 11.00% allowed return on equity to 10.50% commencing July 1, 2003. The Memorandum further provides that if the Company earns in excess of 10.75% in 2003, or 10.50% in 2004 and 2005, then any such excess earnings shall be applied to reduce miscellaneous deferred debits as approved by the Board at the time of such excess, and thereafter as agreed to by the Company and the Department and approved by the Board. The Memorandum requires the Company to file a report detailing its "core return on equity" for calendar 2003 and 2004 on March 1, 2004, and March 1, 2005, respectively.

Redesign of Rates: Within 60 days of the Board's approval of the Memorandum, the Company shall file with the Board a fully allocated cost of service study and rate redesign.

Alternative Regulation Plan: The Company and the Department have agreed to work cooperatively to develop and propose an alternative regulation plan by March 1, 2004.

The full text of the Memorandum of Understanding is attached as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements Statements contained in this report that are not historical fact are forward-looking statements intended to qualify for the safe-harbors from liability established by the Private Securities Reform Act of 1995. Statements made that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Joseph M. Kraus Joseph M. Kraus, Senior Vice President Engineering and Operations, General Counsel, and Secretary

July 18, 2003

Exhibit Index
Exhibit Number	Exhibit Title
99.1	Memorandum of Understanding, dated July 11, 2003, between the Vermont Department of Public Service and Central Vermont Public Service Corporation.